Exhibit 99.4

Admission Ticket

Special Meeting of

Stockholders of

MK Resources Company

August 9, 2005

10:00 a.m.

Radisson Hotel Salt Lake City Downtown

215 West South Temple

Salt Lake City, Utah 84101

PROXY

MK RESOURCES COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

AUGUST 9, 2005 AT 10:00 A.M.

The undersigned stockholder of MK Resources Company hereby appoints G. Frank Joklik and John C. Farmer and each of them, as attorneys and proxies, each with the power to act without the other and with power of substitution and revocation, and hereby authorizes them to represent the undersigned and vote, as designated on the other side, all shares of stock of MK Resources Company standing in the name of the undersigned with all powers that the undersigned would possess if present at the Special Meeting of Stockholders of the Company to be held August 9, 2005 or any adjournments or postponements thereof.

Receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus furnished herewith is hereby acknowledged.

(Continued and to be marked, dated and signed on the other side)

SPECIAL MEETING OF STOCKHOLDERS OF

MK RESOURCES COMPANY

August 9, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

êPlease detach along perforated line and mail in the envelope provided.ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN

1.    PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 3, 2005, BY AND AMONG LEUCADIA NATIONAL CORPORATION, MK RESOURCES COMPANY AND MARIGOLD ACQUISITION CORP., AND THE MERGER CONTEMPLATED THEREBY. THE MERGER AGREEMENT IS DESCRIBED IN, AND ATTACHED AS APPENDIX A TO, THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

		☐	☐	☐

2. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.